Exhibit 10.1

AMENDMENT 3 TO ACQUISITION AGREEMENT

This Amendment 3 to Acquisition Agreement (this “Amendment”), dated February 17, 2016 is entered into by and among China United Insurance Service, Inc., a company with limited liability incorporated under the laws of Delaware (“CUIS”) and the selling shareholders of Action Holdings Financial Limited (“AHFL”) as listed in Schedule I of this Amendment (the “Selling Shareholders”) .

CUIS and the Selling Shareholders are collectively referred to as the “Parties” and each a “Party” under this Amendment.

WHEREAS, the Parties entered into the Acquisition Agreement on August 24, 2012 (the “Agreement”), pursuant to which CUIS acquired any and all issued and outstanding shares of AHFL and became the sole shareholder of AHFL.

WHEREAS, the Selling Shareholders consist of key employees and staffs of the primary operating entity of CUIS, which continuously contributes more than 90% of the revenues and all of the profits of CUIS. It is expected by the Selling Shareholders that CUIS shall complete its listing in major capital markets after the said acquisition, and it comes to the attention of the Board of Directors of CUIS that these key employees and staffs start to show dissatisfaction as well as frustration towards CUIS's failure to list in major capital markets, which, in the reasonable judgment of the Board, may seriously jeopardize the business operation, performance as well as stability of CUIS.

Therefore CUIS intends to enter into this Amendment 3 to Acquisition Agreement to demonstrate its commitment and efforts to achieve the contemplated listing within the committed time frame and align the interest of its key employees and staffs for their continuous performance and devotion to CUIS’s business operation. Capitalized terms defined in the Agreement have, unless expressly defined in this Amendment or the context requires otherwise, the same meaning in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions set forth herein, the Parties hereto agree as follows:

Prior to June 30, 2016, CUIS is committed to (i) complete the listing of CUIS into major capital markets, where the net proceeds raised through such public offering financing shall be at least USD 10,000,000; and (ii) to distribute the cash payment in the amount of NT$22.5 million, on a pro rata basis, to the selling shareholders of AHFL and issue 5 million common shares to its selected employees pursuant to its employee stock/option plan, or any alternative plan mutually accepted by CUIS and such selling shareholders; and (iii) failure to timely complete either of the above-mentioned criteria shall be deemed as a material breach of CUIS under Article 8 of the Acquisition Agreement, where the non-breaching party shall be entitled to terminate the Agreement and restore the status quo of CUIS and the Selling Shareholders as if the said acquisition had have never happened. For the avoidance of doubt, nothing contained herein shall relieve any parties of any rights and/or obligations whatsoever accrued subsequent to and beyond the said acquisition.

Except amended by this Amendment, any other provision of the Agreement shall remain unchanged. This Amendment together with the Agreement and any subsequent amendment shall constitute the entire agreement among the Parties with respect to the subject matter of the Agreement and shall supersede all previous communications of the Parties in respect of the subject matter of the Agreement. This Amendment is made in one or more counterparts, all of which will be considered one and the same agreement and will become effective. When one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

IN WITNESS WHEREOF the Parties hereto have executed this Amendment as of the day and year first above written.

China United Insurance Service, Inc.

By:	/s/ Yi-Hsiao Mao
Name:	Yi-Hsiao Mao
Title:	Director

Selling Shareholders

By: /s/ MAO YI HSIAO	By: /s/ CHEN HSIN CHU
Name: MAO YI HSIAO	Name: CHEN HSIN CHU

By: /s/ CHEN HUNG JU	By: /s/ LEE TSUN HSING
Name: CHEN HUNG JU	Name: LEE TSUN HSING

By: /s/ CHOU CHUNG HSIEN	By:
Name: CHOU CHUNG HSIEN	Name: HSIEH TUNG CHI

By: /s/ HSU YA LIN	By:
Name: HSU YA LIN	Name: SHIH YEN CHIN

By: /s/ CHIANG WEN TE	By: /s/ CHIN LI HSUN
Name: CHIANG WEN TE	Name: CHIN LI HSUN

By: /s/ CHENG MIN LUNG
Name: CHENG MIN LUNG

By: /s/ YU HENG CHI
Name: YU HENG CHI

Selling Shareholders

By:
Name: U-Li Investment Consulting Enterprise Co., Ltd.
LEE SHU FEN

By: /s/ CHOU CHUNG HSIEN
Name: Marcopolo Investment Company Ltd.
CHOU CHUNG HSIEN

By: /s/ YU HENG CHI
Name: CHENG HENG Investment Co., Ltd.
YU HENG CHI

By: /s/ LEE TSUN HSING
Name: HONG YUAN Investment Co., Ltd.
LEE TSUN HSING

By: /s/ CHEN HUNG JU
Name: FENG SHOU Investment Co., Ltd.
CHEN HUNG JU

Selling Shareholders

By: /s/ CHEN YI CHING	By: /s/ TU WEI PIN
Name: CHEN YI CHING	Name: TU WEI PIN

By: /s/ YANG LI LING	By: /s/ TU CHENG WEI
Name: YANG LI LING	Name: TU CHENG WEI

By: /s/ WANG LING HSUEH	By: /s/ CHAO CHIN TANG
Name: WANG LING HSUEH	Name: CHAO CHIN TANG

By: /s/ CHEN PO CHIANG	By: /s/ SHEN KAI FONG
Name: CHEN PO CHIANG	Name: SHEN KAI FONG

By: /s/ LIU TA WEI	By: /s/ CHENG YA FEN
Name: LIU TA WEI	Name: CHENG YA FEN

By: /s/ CHEN HSUAN YU	By: /s/ HUANG CHUN CHIEH
Name: CHEN HSUAN YU	Name: HUANG CHUN CHIEH

By: /s/ LIN CHUN WEI	By: /s/ CHUANG YUNG CHI
Name: LIN CHUN WEI	Name: CHUANG YUNG CHI

Selling Shareholders

By: /s/ YEH JEI HUA	By: /s/ NIEN HUI CHU
Name: YEH JEI HUA	Name: NIEN HUI CHU

By: /s/ CHEN YU ZHEN
Name: CHEN YU ZHEN

By: /s/ CHIH YIN PEI
Name: CHIH YIN PEI

By: /s/ LIN CHIN CHIANG
Name: LIN CHIN CHIANG

By: /s/ TU WEN DI
Name: TU WEN DI

By: /s/ SHEN WEN CHE
Name: SHEN WEN CHE

By: /s/ CHAO HUI HSIEN
Name: CHAO HUI HSIEN

Selling Shareholders

By: /s/ TSAI CHIH HUNG	By: /s/ WANG LING SHIH
Name: TSAI CHIH HUNG	Name: WANG LING SHIH

By: /s/ CHEN YING CHANG	By: /s/ LIN KUNG YEN
Name: CHEN YING CHANG	Name: LIN KUNG YEN

By: /s/ YEH WAN YU	By: /s/ DUNG SU LAN
Name: YEH WAN YU	Name: DUNG SU LAN

By: /s/ LIU YU FANG	By: /s/ CHEN SHIANG LI
Name: LIU YU FANG	Name: CHEN SHIANG LI

By: /s/ HUANG SHU CHEN
Name: HUANG SHU CHEN

By: /s/ TSAI KUO SUNG
Name: TSAI KUO SUNG

By: /s/ WU CHI TAI
Name: WU CHI TAI

Selling Shareholders

By: /s/ YANG HISANG HUI	By: /s/ WANG MEI HUI
Name: YANG HISANG HUI	Name: WANG MEI HUI

By: /s/ LI PI E	By: /s/ YU WANG CHIN
Name: LI PI E	Name: YU WANG CHIN

By: /s/ HUNG CHUNG NAN	By: /s/ YANG HSIU YUN
Name: HUNG CHUNG NAN	Name: YANG HSIU YUN

By: /s/ CHIANG KAI WEI	By: /s/ YANG-CHE-CHIA
Name: CHIANG KAI WEI	Name: YANG-CHE-CHIA

By: /s/ CHEN SHU TZU	By: /s/ CHENG HSING LING
Name: CHEN SHU TZU	Name: CHENG HSING LING

By: /s/ CHEN HSIAU HUNG	By: /s/ YEN YU HSUN
Name: CHEN HSIAU HUNG	Name: YEN YU HSUN

By: /s/ CHOU SHIOU HUEI	By: /s/ CHEN MING HSIU
Name: CHOU SHIOU HUEI	Name: CHEN MING HSIU

Selling Shareholders

By: /s/ LIN TING HUA
Name: LIN TING HUA

By: /s/ CHEN CHANG CHIH

Name: CHEN CHANG CHIH

Selling Shareholders

By: /s/ LIN CHU CHUN	By: /s/ LIAO YUNG MIN
Name: LIN CHU CHUN	Name: LIAO YUNG MIN

By: /s/ YEH FU CHAO	By: /s/ HSU PEI YU
Name: YEH FU CHAO	Name: HSU PEI YU

By: /s/ WANG JEN CHUAN	By: /s/ CHANG HUI CHUN
Name: WANG JEN CHUAN	Name: CHANG HUI CHUN

By: /s/ CHEN YEN WEN	By: /s/ CHEN HSIAO MEI
Name: CHEN YEN WEN	Name: CHEN HSIAO MEI

By: /s/ CHIEN SU HUA	By: /s/ HSU MING CHU
Name: CHIEN SU HUA	Name: HSU MING CHU

By: /s/ CHEN HUI YING	By: /s/ HAO JIE
Name: CHEN HUI YING	Name: HAO JIE

By: /s/ CHANG CHIEN HAN CHUNG	By: /s/ LI YAO TUNG
Name: CHANG CHIEN HAN CHUNG	Name: LI YAO TUNG